Exhibit 10.1

Execution Copy

ACKNOWLEDGEMENT AND WAIVER AGREEMENT

This Acknowledgement and Waiver Agreement (this “Agreement”), dated as of September 6, 2011, is entered into by ConocoPhillips, a Delaware corporation (“ConocoPhillips”), ConocoPhillips Gas Company, a Delaware corporation and a wholly-owned subsidiary of ConocoPhillips (the “COP Member”), Spectra Energy Corp, a Delaware corporation (“Spectra”), Spectra Energy DEFS Holding, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Spectra (“Spectra DEFS LLC”), and Spectra Energy DEFS Holding Corp, a Delaware corporation and a wholly-owned subsidiary of Spectra (“Spectra DEFS Corp”, and collectively with Spectra DEFS LLC, the “Spectra Member”). Reference is made to the Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly known as Duke Energy Field Services, LLC) (the “Company”), dated as of July 5, 2005, between the COP Member and the Spectra Member, as amended by (i) the First Amendment to the July 5, 2005 Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated as of August 11, 2006, (ii) the Second Amendment to the July 5, 2005 Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC, dated as of February 1, 2007, (iii) the Third Amendment to the July 5, 2005 Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC, dated as of April 30, 2009, and (iv) the Fourth Amendment to the July 5, 2005 Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC, dated as of November 9, 2010 (as so amended, the “LLC Agreement”). Capitalized terms used and not defined herein have the respective meanings set forth in the LLC Agreement.

WHEREAS, ConocoPhillips, through its wholly-owned subsidiary, the COP Member, indirectly owns a 50% Company Interest in the Company, and Spectra, through its wholly-owned subsidiaries, Spectra DEFS LLC and Spectra DEFS Corp, indirectly owns a 50% Company Interest in the Company;

WHEREAS, ConocoPhillips has publicly announced its intention to pursue a separation of certain of its businesses, via a contribution of certain assets and entities to a newly-formed, wholly-owned subsidiary of ConocoPhillips (“SpinCo”), followed by a tax-free distribution of all of the stock of SpinCo to ConocoPhillips’ stockholders (the “Spin-off”);

WHEREAS, if ConocoPhillips effects the Spin-off, ConocoPhillips intends to (i) have all of the Equity Interest in the COP Member transferred to SpinCo or a wholly-owned subsidiary of SpinCo or (ii) have all of the Company Interest owned by the COP Member transferred to SpinCo or a wholly-owned subsidiary of SpinCo; and

WHEREAS, in connection with the foregoing, ConocoPhillips, the COP Member, Spectra and the Spectra Member have determined to enter into this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Each of Spectra and the Spectra Member hereby acknowledges and confirms that, if ConocoPhillips determines to effect the Spin-off, any transfers, prior to the consummation of the Spin-off, of:

(i) all of the Equity Interest in the COP Member to SpinCo, or a wholly-owned subsidiary of SpinCo, would be permitted under Article V (Liquidity and Transfer Restrictions) of the LLC Agreement as long as (1) ConocoPhillips Controls SpinCo, or such wholly-owned subsidiary of SpinCo, respectively, at the time of such transfer, and (2) the terms and conditions set forth in Section 5.5 (Void Transfers) of the LLC Agreement are complied with in connection with such transfer; and

(ii) all or a portion of the Company Interest owned by the COP Member to SpinCo, or a wholly-owned subsidiary of SpinCo, would be permitted under Article V (Liquidity and Transfer Restrictions) of the LLC Agreement as long as (1) ConocoPhillips Controls SpinCo, or such wholly-owned subsidiary of SpinCo, respectively, at the time of such transfer, and (2) the terms and conditions set forth in Section 5.4 (Transfers to Wholly Owned Subsidiaries) and Section 5.5 (Void Transfers) of the LLC Agreement are complied with in connection with such transfer.

2. Each of Spectra and the Spectra Member hereby waives any right to purchase the COP Member’s Company Interest pursuant to Section 5.3 (Change of Control) of the LLC Agreement that would otherwise be applicable as a result of ConocoPhillips effecting the Spin-off. For the absence of doubt, the parties hereto agree that (i) the waivers granted by Spectra and the Spectra Member in this Section 2 shall have no effect on the COP Member’s obligations under Section 5.5 (Void Transfers) of the LLC Agreement, and (ii) neither Spectra nor the Spectra Member waives any rights under Section 5.5 (Void Transfers) of the LLC Agreement.

3. The parties hereto agree that neither this Agreement, nor any of the terms or conditions contained herein, shall constitute confidential information of the Company, Spectra, the Spectra Member, ConocoPhillips, the COP Member, or any of their respective Affiliates under Section 4.3 (Confidentiality) of the LLC Agreement or any other confidentiality agreement between Spectra or any of its Affiliates, on the one hand, and ConocoPhillips or any of its Affiliates, on the other hand.

4. Following the consummation of the Spin-off, provided that SpinCo then directly or indirectly owns all of the Company Interest currently owned by the COP Member, the parties hereto shall cause the LLC Agreement to be amended to replace references to ConocoPhillips (and if necessary ConocoPhillips Gas Company) with references to SpinCo (and if necessary the relevant wholly-owned subsidiary of SpinCo), as appropriate.

5. The parties agree that, from time to time, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action as may be necessary to effectuate the provisions, purposes, and intents of this Agreement.

6. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

7. This Agreement may be executed by facsimile and electronically by pdf and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile and electronically by pdf) to the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Waiver Agreement to be duly executed and delivered, all as of the date first set forth above.

CONOCOPHILLIPS

By:	/s/ J.W. Sheets
Name: J.W. Sheets
Title: Senior Vice President, Finance, and CFO

CONOCOPHILLIPS GAS COMPANY

By:	/s/ J.W. Sheets
Name: J.W. Sheets
Title: President

SPECTRA ENERGY CORP

By:	/s/ Reginald D. Hedgebeth
Name: Reginald D. Hedgebeth
Title: General Counsel

SPECTRA ENERGY DEFS HOLDING, LLC

By:	/s/ Reginald D. Hedgebeth
Name: Reginald D. Hedgebeth
Title: General Counsel

SPECTRA ENERGY DEFS HOLDING CORP

By:	/s/ Reginald D. Hedgebeth
Name: Reginald D. Hedgebeth
Title: General Counsel

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